Exhibit 99.1

The One Group Appoints Emanuel “Manny” Hilario President and CEO

Jonathan Segal to Become Executive Chairman

New York, NY, October 30, 2017—The ONE Group Hospitality, Inc. (NASDAQ: STKS) today announced that Board of Directors has appointed Board member Emanuel “Manny” Hilario to the position of Chief Executive Officer, effective immediately. Jonathan Segal will become Executive Chairman and will be focused on global licensing and business development opportunities.

Michael Serruya, the Company’s current Chairman of the Board of Directors, said, "On behalf of the Board, I would like to welcome Manny as our new President and Chief Executive Officer. Manny has significant restaurant operations experience, including deep knowledge of licensing and franchising, complemented by his years working at fine dining concepts. After working with him the past several months on the Board, we determined his vast experience made him ideally suited to lead our Company as we pursue our next phase of growth.”

“I’m looking forward to working with The ONE Group’s world class management team and the Board of Directors to continue improving operating performance, enhancing margins and driving global brand growth. Having worked with the existing management in making changes that have already resulted in significant operating improvements as a Board member, I believe that there’s still substantial runway for further progress and profit growth,” said Manny Hilario.

Jonathan Segal, the Company’s current Chief Executive Officer, will transition to the role of Executive Chairman of the Company, and will be focused on continuing and fine tuning the established asset light growth strategy to expand through licensing and management deals, as well as focusing on business development and expanding the brand globally. In conjunction with Mr. Segal’s appointment, Michael Serruya will step down as Chairman of the Company's Board, but will remain a director.

“We are delighted that the shift in business strategy to licensing and management deals coupled with savings made in corporate G & A and savings at the restaurant level announced at the start of the year, have already proven to be very successful. As we continue our shift to an asset light business model, we believed it was an opportune time to transition to a CEO who could focus on strategy, operations and further improvements to financial performance. I think Manny will be an excellent addition to the team and I look forward to working with him as I renew my focus on business development and global licensing opportunities,” said Jonathan Segal, the Company’s current Chief Executive Officer.

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) our ability to enter into licensing agreements; (5) changes in our management team; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

ICR
Michelle Michalski
646-277-1224